Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-177461, 333-165016, 333-211292 and 333-214947 on Form S-3 and 333-203898 on Form S-8 of Guaranty Bancorp of our report dated February 28, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Oak Brook,  Illinois

February 28, 2018